Exhibit 99.1

UDR Increases Full-Year 2021 Guidance Ranges

and Publishes Updated Investor Presentation

DENVER, CO., June 7, 2021 – UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, announced today that it increased its previously-provided full-year 2021 earnings and same-store revenue and net operating income (“NOI”) growth guidance ranges as a result of continued strength in operating fundamentals and accretive external growth. This represents UDR’s second guidance raise thus far in 2021.

Furthermore, the Company expects second quarter 2021 Funds From Operations (“FFO”) and FFO as Adjusted (“FFOA”) per share to be at the high-end of its previously-provided guidance range of $0.47-$0.49.

Additional details on the Company’s updated 2021 outlook can be found in the table below and in the Company’s updated Investor Presentation, which can be accessed at ir.udr.com.

		(1)
	Updated Full-Year 2021 Outlook	Prior Full-Year 2021 Outlook(1)	Change to 2021 Guidance, at Midpoint
Net Income / (Loss) per share	$0.07 to $0.13	$0.04 to $0.13	$0.015
FFO per share	$1.79 to $1.85	$1.76 to $1.85	$0.015
FFOA per share	$1.94 to $2.00	$1.91 to $2.00	$0.015
Adjusted FFO (“AFFO”) per share	$1.76 to $1.82	$1.73 to $1.82	$0.015
YOY Same-Store Revenue Growth / (Decline), with concessions reported on a cash basis	(1.25)% to 0.5%	(2.0)% to 0.5%	0.375%
YOY Same-Store Revenue Growth / (Decline), with concessions reported on a straight-line basis	(3.25)% to (1.5)%	(4.0)% to (1.5)%	0.375%
YOY Same-Store Expense Growth	1.0% to 3.0%	1.0% to 3.0%	-
YOY Same-Store NOI Growth / (Decline), with concessions reported on a cash basis	(2.25)% to 0.0%	(3.25)% to 0.0%	0.50%
YOY Same-Store NOI Growth / (Decline), with concessions reported on a straight-line basis	(4.75)% to (2.5)%	(5.75)% to (2.5)%	0.50%
(1)	Prior Full-Year 2021 Outlook as of April 27, 2021.

UDR’s senior management team is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) Institutional Investor Conference held virtually from June 8-10, 2021.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate communities in targeted U.S. markets. As of March 31, 2021, UDR owned or had an ownership position in 52,617 apartment homes including 1,417 homes under development. For over 48 years, UDR has delivered long-term value to shareholders, the best standard of service to Residents and the highest quality experience for Associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135